FOR IMMEDIATE RELEASE

Arbitron Appoints Two New Executives as Part of Strategic Realignment
Alton L. Adams Named Executive Vice President, Chief Marketing Officer
Robert F. Henrick Named Executive Vice President, Customer Solutions

COLUMBIA, MD; March 30, 2009 – Arbitron Inc. (NYSE: ARB) announced today the appointment of two new Executive Vice Presidents who will lead key organizations and programs designed to advance the Company’s long-term strategy. The appointments are effective March 30.

Alton L. Adams is appointed to the newly created position of Executive Vice President, Chief Marketing Officer, reporting to Michael Skarzynski, President and Chief Executive Officer.

Dr. Robert F. Henrick is appointed to the newly created position of Executive Vice President, Customer Solutions, also reporting to Michael Skarzynski.

“These two seasoned executives bring new and needed skill sets to an already talented company. Alton and Bob will lead the teams at Arbitron that are enhancing current services for our core radio customers, identifying the best growth opportunities and moving the Company into new markets, both in the United States as well as in international markets,” said Michael Skarzynski, President and Chief Executive Officer.

Alton Adams, EVP, Chief Marketing Officer
In his new role, Mr. Adams is responsible for developing new solutions that use the Arbitron Portable People MeterTM platform to integrate measures of multiple media including radio, cinema, out-of -home and the ‘3-screen’ markets of television, wireless, and Internet.

Mr. Adams is also responsible for Arbitron’s marketing, communications and brand. He will direct the Company’s marketing efforts designed to help maintain its current leadership and to expand its customer base in domestic and international markets.

“Alton brings to Arbitron a wealth of experience delivering new and valuable services for customers through the integration of large, disparate databases,” said Mr. Skarzynski. “Thanks to his demonstrated ability to develop new information services and his proven expertise in marketing, Alton will lead the effort to expand Arbitron’s portfolio of information services.

Prior to joining Arbitron, Mr. Adams was a Managing Partner at Accenture. As a senior partner in the CRM practice, Mr. Adams specialized in helping companies use data, analytics and technology to more effectively acquire and retain customers.

Mr. Adams has extensive experience in information services and market research, as President, Experian Database Solutions, where he was responsible for marketing, product management and new product development; and as President and Chief Executive Officer, Mindbranch Inc., a technology focused market research aggregator where he built a complete sales, marketing and technology infrastructure and led the design of a new product suite. Mr. Adams was also President of Standard and Poor’s DRI, an economic research and consulting business and has held senior positions at Equifax Financial Services Group, TRW Information Services Group and Dun and Bradstreet Corporation.

Mr. Adams earned an MBA in Marketing and Finance from The Wharton School University of Pennsylvania and a BA in Economics from Georgetown University.

Mr. Adams (51) will work at Arbitron’s headquarters in Columbia, Maryland.

Robert Henrick, EVP, Customer Solutions
In his new role, Dr. Henrick is responsible for Arbitron’s survey research methods and product management, as well as for enhancements of the company’s existing services for the radio industry and for the delivery of new Arbitron services being developed for domestic and global markets.

“Bob Henrick comes to Arbitron with more than 25 years of experience in media, communications, and national security. He has led diverse teams, delivering products and services that help customers improve their businesses,” said Michael Skarzynski. “Bob will work to enhance the quality and utility of our diary and PPM services and deliver the new multimedia offerings that we are developing for domestic and international customers.”

Most recently, Dr. Henrick served as a Program Manager in the Johns Hopkins Applied Physics Laboratory, working on communications and system technology solutions for national security.

Dr. Henrick has extensive experience in media and interactive fields, having run the MyNetWorks multimedia communications venture in Lucent Technologies and having served as a Senior Partner in the interactive division of Ogilvy & Mather, where he developed wireless and broadband “pervasive” applications to develop new customer touchpoints for O&M clients.

He also has extensive experience in telecommunications services with as a Director with AT&T and Lucent, and as Vice President of Product Management and Marketing at Xebeo a privately held telecom technology firm.

Dr. Henrick holds 12 patents for media and telecommunications services. He earned a PhD in Applied Mathematics from the Rennselaer Polytechnic Institute.

Dr. Henrick (54) will work at Arbitron’s headquarters in Columbia, Maryland.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Arbitron’s headquarters and its world-renowned research and technology organizations are located in Columbia, Maryland.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” or “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	absorb costs related to legal proceedings and governmental entity interactions and avoid related fines, limitations, or conditions on our business activities;

•	successfully commercialize our Portable People MeterTM service;

•	successfully manage the impact on our business of the current economic downturn generally, and in the advertising market, in particular, including, without limitation, the insolvency of any of our customers or the impact of such downturn on our customers’ ability to fulfill their payment obligations to us;

•	successfully maintain and promote industry usage of our services, a critical mass of broadcaster encoding, and the proper understanding of our audience measurement services and methodology in light of governmental regulation, legislation, litigation, activism, or adverse public relations efforts;

•	compete with companies that may have financial, marketing, sales, technical, or other advantages over us;

•	successfully design, recruit and maintain PPM panels that appropriately balance research quality, panel size, and operational cost;

•	successfully develop, implement, and fund initiatives designed to increase sample sizes;

•	complete the Media Rating Council, Inc. (“MRC”) audits of our local market PPM ratings services in a timely manner and successfully obtain and/or maintain MRC accreditation for our audience measurement business;

•	renew contracts with key customers;

•	successfully execute our business strategies, including entering into potential acquisition, joint-venture or other material third-party agreements;

•	effectively manage the impact, if any, of any further ownership shifts in the radio and advertising agency industries;

•	effectively respond to rapidly changing technological needs of our customer base, including creating new proprietary software systems, such as software systems to support our cell phone-only sampling plans, and new customer services that meet these needs in a timely manner;

•	successfully manage the impact on costs of data collection due to lower respondent cooperation in surveys, consumer trends including a trend toward increasing incidence of cell phone-only households, privacy concerns, technology changes, and/or government regulations;

•	successfully develop and implement technology solutions to encode and/or measure new forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	realize the anticipated savings from the Company’s workforce and expense reduction program.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2008, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.